Exhibit 10.80

SCHEDULE

to the

Master Agreement

dated as of November 20, 2003

between

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	and	PRICELINE.COM INCORPORATED

(“Party A”)		(“Party B”)

Part 1

Termination Provisions

In this Agreement:

(a)                                  “Specified Entity” means “Affiliates”, in relation to Party A for the purpose of:

Section 5(a)(v), Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

in relation to Party B for the purpose of:

Section 5(a)(v), Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

(b)                                 “Specified Transaction” will have the meaning specified in Section 14 of this Agreement.

(c)                                  The “Cross Default” provisions of Section 5(a)(vi), as amended herein, will apply to Party A and to Party B.  Section 5(a)(vi) is hereby amended by deleting in the seventh line thereof the words “, or becoming capable at such time of being declared,”.

If such provisions apply:

“Specified Indebtedness”, has the meaning specified in Section 14 of this Agreement.

“Threshold Amount” means, in respect of Party A, the greater of (i) an amount equal to three percent of Party A’s consolidated shareholders’ equity, determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”), consistently applied, based on the most recent consolidated financial statements of Party A and (ii) U.S. $25,000,000; and in respect of Party B, the greater of (i) an amount equal to three percent of Party B’s consolidated shareholders’ equity, determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”), consistently applied, based on the most recent consolidated financial statements of Party B and (ii) U.S. $10,000,000 .

(d) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will apply to Party A and Party B; provided, however, that the phrase “materially weaker” means (i) the senior long-term debt or deposits of the resulting, surviving or transferee entity is or are, as the case may be, unrated by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and the Policies (as defined below) in effect at the time, of the party which is not the Affected Party, would lead such non-Affected Party, solely as a result of a change in the nature, character, identity or condition of the Affected Party, from its state prior to such consolidation, amalgamation, merger or transfer, to decline to make an extension of credit to, or enter into a Transaction with, the resulting, surviving or transferee entity.  “Policies”, for the purposes of this definition means written or customary:  (1)(A) internal credit limits applicable to individual entities or (B) other limits on doing business with entities domiciled or doing business in jurisdictions or engaging in certain activities, or (2) internal restrictions on doing business with entities with whom the party which is not the Affected Party has had prior adverse business relations.

(e)                                  Additional Termination Events shall not apply.

(f)                                    The “Automatic Early Termination” provision of Section 6(a) will apply to Party A and to Party B.

(g)                                 Payments on Early Termination.  For the purpose of Section 6(e) of this Agreement the Second Method and Market Quotation will apply.

(h)                                 “Termination Currency” means United States Dollars.

Part 2

Tax Representations

(a)                                  Payer Representations.  For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement.  In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b)                                 Payee Representations.  For the purposes of Section 3(f), Party A and Party B make the representations specified below, if any:

The following representations will apply to Party A:

(i)  Party A represents that it is entering into each Transaction in the ordinary course of its trade as, and is, a recognized U.K. bank as defined in Section 840A of the U.K. Income and Corporation Taxes Act of 1988.

(ii)  Party A is a “foreign person” within the meaning of Treas. Reg. section 1.6041-4(a)(4).

(iii)  Party A represents that, with respect to each Transaction and with respect to any payment received or to be received by Party A pursuant thereto, either (A) the entire amount of such payment is, or is treated as, income effectively connected with the conduct of a trade or business in Specified Jurisdiction B (“ECI”), (B) a portion of such payment is, or is treated as, ECI and, with respect to the portion of such payment which is not, or is not treated as, ECI, Party A is a resident of Specified Jurisdiction A fully eligible for the benefits of the “Business Profits” provision, the “Interest” provision or the “Other Income” provision of the Specified Treaty with respect to such portion and such portion is not attributable to a trade or business carried on by Party A through a permanent establishment in Specified Jurisdiction B or (C) with respect to the entire amount of such payment, Party A is a resident of Specified Jurisdiction A fully eligible for the benefits of the “Business Profits” provision, the “Interest” provision or the “Other Income” provision of the Specified Treaty with respect to such payment and such payment is not attributable to a trade or business carried on by Party A through a permanent establishment in Specified Jurisdiction B.

(iv)  With respect to each transaction, unless Party A advises Party B to the contrary at least 20 business days prior to the earliest date on which any Specified Jurisdiction B tax return or report in respect of such Transaction is due, Party A shall be deemed to have advised Party B, for Specified Jurisdiction B tax reporting purposes, to treat the entire amount of all payments received by Party A in connection with such Transaction as ECI.

For purposes of (iii) and (iv) above,

“Specified Jurisdiction A” means the United Kingdom of Great Britain and Northern Ireland.

“Specified Jurisdiction B” means the United States of America.

“Specified Treaty” means the income tax treaty between Specified Jurisdiction A and Specified Jurisdiction B, entered into force on March 31, 2003, upon the exchange of Instruments of Ratification.

The following representation will apply to Party B:

Party B is a corporation created or organized in the United States or under the laws of the United States or of any State or of the District of Columbia and it is not a foreign person for United States federal income tax purposes.

Part 3

Documents to be delivered

For the purpose of Section 4(a):

(1)                                  Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

Any document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate

(i) Before the first payment date under this Agreement, (ii) promptly upon reasonable demand by the other party, [and (iii) promptly upon learning that any such form previously provided has become obsolete or incorrect]

Party A	United States Internal Revenue Service Form [W-8 BEN] [W-8 ECI], or any successor form, duly completed and executed and in a form reasonably satisfactory to Party B

(i) Before the first scheduled Payment Date with respect to each Transaction, (ii) promptly upon reasonable demand by Party B and (iii) promptly upon learning that any such form previously provided by Party A has become obsolete or incorrect

Yes

Party B	United States Internal Revenue Service Form W-9, or any successor form, duly completed and executed and in a form reasonably satisfactory to Party A

(i) Before the first scheduled Payment Date with respect to each Transaction, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided by Party B has become obsolete or incorrect

Yes

(2)                                  Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and B	Certified copies of all corporate authorizations and any other documents with respect to the execution, delivery and performance of this Agreement	Upon execution and delivery of this Agreement	Yes

Party A and Party B	Certificate of Authority and specimen signatures of individuals executing this Agreement and Confirmations	Upon execution and delivery of this Agreement and thereafter upon request of the other party	Yes

Party A	Audited annual consolidated financial statements of Party A	Upon Request	Yes

Party B	Audited annual consolidated Financial Statements of Party B	Upon Request	Yes

Party B	Unaudited quarterly consolidated Financial Statements of Party B	Upon Request	Yes

Part 4

Miscellaneous

(a)                                  Address for Notices:  For the purposes of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Notwithstanding section 12 (a) of the Agreement all notices including those to be given under Section 5 or 6 may be given by facsimile transmission or electronic messaging system.

(i)             (1)                                  Address for notices or communications to Party A:

Address:	One Cabot Square
London E14 4QJ
England

Attention:	(1) Head of Credit Risk Management;
(2) Global Head of OTC Operations, Operations Department;
(3) General Counsel Europe - Legal and Compliance Department.

Swift:	Credit Suisse First Boston International CSFP GB2L

(2)                                  For the purpose of facsimile notices or communications under this Agreement:

Facsimile No.:	+44 (0) 20 7888 2686
Attention:	General Counsel Europe - Legal and Compliance Department

Telephone number for oral confirmation of receipt of facsimile in legible form:     + 44 (0) 20 7888 4465

Designated responsible employee for the purposes of Section 12(a)(iii):  Senior Legal Secretary

With a copy to:	Facsimile No: +44 (0) 207 888 3715
Head of Credit Risk Management

With a copy to:	Facsimile No: +44 (0) 207 888 9503
Global Head of OTC Operations, Operations Department.

Address for notices or communications to Party B:

Address:	Priceline.com Incorporated
Attention:	Peter Millones
Priceline.com
Office of the General Counsel
800 Connecticut Avenue
Norwalk, Connecticut 06854
Fax: (203) 299-8915

(For all purposes)

(b)                                 Process Agent.  For the purpose of Section 13(c):

Party A appoints as its Process Agent:	Credit Suisse First Boston LLC,
One Madison Avenue, New York, NY 10010 (Attention:
General Counsel, Legal and Compliance Department)

Party B appoints as its Process Agent:     Not Applicable

(c)                                  Offices.  The provisions of Section 10(a) will apply to this Agreement.

(d)                                 Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)                                  Calculation Agent.  The Calculation Agent is Party A unless otherwise specified in a Confirmation in relation to the relevant transaction; provided, however, if an Event of Default has occurred and is continuing with respect to Party A, then a third party will be selected to be the Calculation Agent by Party B from Annex A.

(f)                                    Credit Support Document.  Details of any Credit Support Document.

Party B:	Not Applicable.

Party A:	Not Applicable.

Any Credit Support Document required pursuant to a Confirmation shall be deemed to be incorporated into, and is hereby made a part of, this Agreement, and this Agreement together with all Credit Support Documents shall be deemed to constitute one swap agreement pursuant to 11 U.S.C. Section 546(g) and 12 U.S.C. Section 1821(e)(8)(D)(vii).

(g)                                 Credit Support Provider.

Party B:	Not Applicable.

Party A:	Not Applicable

(h)                                 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, and each party hereby submits to the jurisdiction of the Courts of the State of New York.

(i)                                     Netting of Payments.  Section 2(c)(ii) of this Agreement will apply to any Transactions from the date of this Agreement.  Nevertheless, to reduce settlement risk and operational costs, the parties agree that they will endeavor to net across as many Transactions as practicable wherever the parties can administratively do so.

(j)                                     “Affiliate” will have the meaning specified in Section 14 of this Agreement.

(k)                                  Severability.  If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

Part 5

Other Provisions

(1)                                  Upon the designation or deemed designation of any Early Termination Date as a result of an Event of Default, in addition to and not in limitation of or with prejudice to any other right or remedy (including any right to setoff, counterclaim, or other right to withhold payment) under applicable law:

the Non-defaulting Party or the party that is not the Affected Party (in either case, “X”) may, without prior notice to any person, set off any sum or obligation (whether or not arising under this Agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by the Defaulting Party or Affected Party (in either case, “Y”) to X or to any Affiliate of X, against any sum or obligation (whether or not arising under this Agreement or any other agreement, whether matured or unmatured and irrespective of the currency, place of payment or booking office of the sum or obligation) owed by X or any Affiliate of X to Y, and, for this purpose, may convert one currency into another, at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.  If any sum or obligation is unascertained, X may in good faith estimate that sum or obligation and set off in respect of that estimate, subject to X or Y, as the case may be, accounting to the other party when such sum or obligation is ascertained.  X will give notice to the other party of any set-off effected under this Part 5(1).

Nothing in this Agreement shall be effective or deemed to create any charge under English law.

Nothing in this Part 5(1) shall be effective to create a charge or other security interest.  This Part 5(1) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any part is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(2)                                  Section 3 of the Agreement is hereby amended by adding at the end thereof:

(g)  Eligible Contract Participant.  It is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act.

(h)  Relationship Between Parties.  Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)  Non Reliance.  It is acting for its own account, and it has made it own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction.  No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(ii)  Evaluation and Understanding.  It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice) and understands and accepts the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the risks of that Transaction.

(iii)  Status of Parties.  The other party is not acting as a fiduciary for or an advisor to it in respect of that Transaction.

(3)                                  Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees for the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(4)                                  With respect to each Transaction entered into pursuant to this Agreement, Party A will send to Party B a Confirmation within ten (10) Local Business Days after such entry.  Party B shall, within ten (10) Local Business Days after receipt of such Confirmation, confirm the accuracy of such Confirmation or provide notice to Party A of its disagreement with such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated).

(5)           Scope of Agreement.  Any Specified Transaction (whether now existing or hereafter entered into) between the parties, the confirmation of which fails by its terms expressly to exclude application of this Agreement, shall be governed by and be subject to this Agreement.  Any such confirmation shall be a “Confirmation”, and any such Specified Transaction shall be a “Transaction”, for all purposes of this Agreement.

(6)                                  Definitions.  Unless otherwise specified in a Confirmation, each Transaction between the parties shall be subject to the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “2000 Definitions”), and will be governed in all relevant respects by the provisions of the 2000 Definitions, without regard to any amendments thereto subsequent to the date hereof.  The provisions set forth in the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement except that references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement.

(7)                                  Change of Account.  Section 2(b) of this Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof:

“to another account in the same legal and tax jurisdiction as the original account”

(8)                                  Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representatives as of the date hereof.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod
Name: Robert J. Mylod
Title: Chief Financial Officer

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

By:	/s/ Paul Chelsom
Name: Paul Chelsom
Title: Attorney-in-Fact

By:	/s/ Andrew Walton
Name: Andrew Walton
Title: Attorney-in-Fact